ARHAUS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS

Fourth Quarter Net Revenue Up 49.6% with Comparable Growth of 47.0%
Full Year Net Revenue Up 54.2% with Comparable Growth of 51.6%

BOSTON HEIGHTS, Ohio—March 9, 2023—Arhaus, Inc. (NASDAQ: ARHS; “Arhaus” or the “Company”), a rapidly growing lifestyle brand and omni-channel retailer of premium artisan-crafted home furnishings, reported financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Highlights
•Net revenue increased 49.6% to $356 million
•Comparable Growth(1) of 47.0%
•Net and Comprehensive Income of $47 million
•Adjusted Net Income of $48 million
•Adjusted EBITDA increased 126.4% to $74 million

Full Year 2022 Highlights
•Net revenue increased 54.2% to $1,229 million
•Comparable Growth(1) of 51.6%
•Net and Comprehensive Income of $137 million
•Adjusted Net Income of $142 million
•Adjusted EBITDA increased 81.1% to $223 million

Full Year 2023 Outlook Highlights
•Net revenue of $1,240 million to $1,300 million
•Comparable Growth(1) of (4)% to 1%
•Net and Comprehensive Income of $95 million to $110 million
•Adjusted EBITDA of $180 million to $195 million

CEO Comments

John Reed, Co-Founder and Chief Executive Officer, commented,

“I am so proud of the tremendous accomplishments of the Arhaus team in 2022. We achieved over $1.2 billion in net revenue, up 54% from 2021, with net income of $137 million and adjusted EBITDA of $223 million, an 81% increase over 2021.

“Our remarkable fourth quarter performance was driven in large part by the investments in our supply chain and distribution infrastructure that enabled us to accelerate delivery of product in the backlog we had previously expected to deliver in 2023. This resulted in stronger than expected net revenue and earnings performance in the quarter, and most importantly, drove better delivery times and delighted our clients.

“As we look to 2023, the year is off to a strong start, with demand comparable growth(2) in the first two months of the quarter up high-single-digits. We are very pleased to be continuing to invest in the business for growth this year, and these investments along with the uncertain macroeconomic backdrop and the pull-forward of backlog delivery into late 2022, are expected to temporarily weigh on net revenue and profitability.

“Notably, we are most excited about our expected showroom enhancements in 2023 that include seventeen separate real estate projects, by far our most aggressive showroom opening, relocation and expansion schedule to date. We are planning to add a record number of new showrooms during the year, with twelve new showroom openings and five renovation, relocation and expansion projects, most in the second half of the year.”

Fourth Quarter 2022 Results

Net revenue increased 49.6% to $356 million, compared to $238 million in the fourth quarter of 2021. The increase was driven by strong demand in both our Showroom and eCommerce sales channels and the delivery of orders in the backlog as our supply chain continues to improve.

Comparable growth(1) was 47.0% and demand comparable growth(2) was 10.0% in the fourth quarter of 2022.

Gross margin increased 63.0% to $158 million, compared to $97 million in the fourth quarter of 2021, driven by higher net revenue, partially offset by higher variable costs related to the increase in net revenue, including product, transportation and variable rent expense.

Selling, general and administrative (“SG&A”) expenses decreased 6.1% to $94 million, compared to $100 million in the fourth quarter of 2021, primarily driven by the non-recurrence of derivative expense related to the termination of a former credit facility, lower equity-based compensation expense, the non-recurrence of one-time initial public offering ("IPO") expenses, and lower variable compensation in our Showrooms. This was partially offset by increased warehouse expense and corporate expense to support the growth of the business.

Net and comprehensive income was $47 million, a 606.1% increase compared to $7 million in the fourth quarter of 2021. This includes the non-recurrence in 2021 of an income tax benefit of $12 million primarily related to the recognition of a deferred tax asset that arose from the November 2021 reorganization of the Company’s ownership structure for the purpose of issuing stock on a publicly traded exchange (the “Reorganization”). Net Income as a percent of net revenue increased 1040 basis points to 13.2% in the fourth quarter of 2022, compared to 2.8% in the fourth quarter of 2021. Adjusted Net Income was $48 million in the fourth quarter of 2022, compared to $17 million in the fourth quarter of 2021.

Adjusted EBITDA increased 126.4% to $74 million, compared to $33 million in the fourth quarter of 2021. Adjusted EBITDA as a percent of net revenue increased 700 basis points to 20.8% in the fourth quarter of 2022, compared to 13.8% in the fourth quarter of 2021.

Full Year 2022 Results

Net revenue in 2022 increased 54.2% to $1,229 million, compared to $797 million in 2021. The increase was driven primarily by higher demand in both Showroom and eCommerce channels as well as the delivery of orders in the backlog as our supply chain improved. Net revenue from eCommerce increased 43.3% to $207 million.

Full year comparable growth(1) was 51.6%, compared to 51.0% in 2021 and full year demand comparable growth(2) was 13.8%.

Gross margin increased 59.1% to $525 million in 2022, compared to $330 million in 2021, driven by higher net revenue, partially offset by higher variable costs related to the increase in net revenue, including product, transportation and variable rent expense, as well as higher credit card fees related to increased interest rates and demand.

Full year SG&A expense increased 15.0% to $340 million, compared to $296 million in 2021. The increase was primarily driven by investments to support the growth of the business, including higher corporate and warehouse expenses as new Showrooms open and we expand distribution capacity, as well as new public company related costs, partially offset by the non-recurrence of both derivative expense related to the termination of a former credit facility and one-time IPO expenses.

Net and comprehensive income of $137 million was a 270.0% increase compared to $37 million in 2021. The increase was driven by higher net revenue, partially offset by the above factors and the non-recurrence of an income tax benefit of $10 million primarily related to the deferred tax asset that arose from the Reorganization. Net Income as a percent of net revenue increased 650 basis points to 11.1% in 2022, compared to 4.6% in 2021. Adjusted net income of $142 million was a 70.6% increase compared to $83 million in 2021.

Adjusted EBITDA increased 81.1%, to $223 million, compared to $123 million in 2021. Adjusted EBITDA as a percent of net revenue increased 270 basis points to 18.1% in 2022, compared to 15.4% in 2021.

To support long term growth, the Company invested significantly in the expansion of its distribution footprint, opening an approximately 800,000 square foot distribution center facility in Dallas and expanding the distribution facility in Ohio by approximately 200,000 square feet.

The Company ended the year with 81 total showrooms across 29 states.

Balance Sheet and Cash Flow Highlights, as of December 31, 2022

Cash and cash equivalents totaled $145 million, and the Company had no long-term debt at December 31, 2022. Net merchandise inventory increased 37.5% to $286 million, compared to $208 million as of December 31, 2021. Client deposits decreased 23.5% to $203 million, primarily due to improved delivery of orders in backlog and lower demand comparable growth(2) in 2022.

For the year ended December 31, 2022, net cash provided by operating activities was $74 million, compared to $146 million for the full year ended December 31, 2021.

For the full year ended December 31, 2022, net cash used in investing activities was approximately $53 million, which includes landlord contributions of approximately $16 million and company-funded capital expenditures(3) of approximately $36 million. For the full year ended December 31, 2021, net cash used in investing activities was approximately $48 million, which included landlord contributions of approximately $18 million and company-funded capital expenditures of approximately $30 million. The increase in company-funded capital expenditures was primarily driven by growth-related investments, including new distribution capacity and costs related to new Showroom openings and investments to enhance omni-channel and technology capabilities, including information technology and systems infrastructure, all of which are expected to accelerate brand awareness, support growth and generate efficiencies from scale.

Outlook

The table below presents our expectations for selected full year 2023 financial operating results.

Full Year 2023
Net revenue	$1,240 million to $1,300 million
Comparable growth(1)	(4)% to 1%
Net income(4)	$95 million to $110 million
Adjusted EBITDA(5)	$180 million to $195 million
Other estimates:
Company-funded capital expenditures(3)	$75 million to $85 million
Fully diluted shares	~141 million
Effective tax rate	~26%

In 2023, the Company plans to open twelve new showrooms, as well as renovate, relocate and expand five locations.

(1) Comparable growth is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our direct-mail catalog.
(2) Demand comparable growth is a key performance indicator and is defined as the year-over-year percentage change of demand from our comparable Showrooms and eCommerce, including through our direct-mail catalog.
(3) Company-funded capital expenditures is defined as total net cash used in investing activities less landlord contributions.
(4) U.S. GAAP net income.
(5) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. These items include, but are not limited to, future share-based compensation expense, income taxes, interest expense, and transaction costs. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call

You are invited to listen to Arhaus’ conference call to discuss the fourth quarter and full year 2022 financial results scheduled for today, March 9, 2023, at 8:30 a.m. Eastern Time. The call will be available over the Internet on our website (http://ir.arhaus.com) or by dialing (877) 407-3982 within the U.S., or 1 (201) 493-6780, outside the U.S. The conference ID is: 13735043.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.arhaus.com/ for approximately twelve months.

About Arhaus

Founded in 1986, Arhaus is a rapidly growing lifestyle brand and omni-channel retailer of premium home furnishings. Through a differentiated proprietary model that directly designs and sources products from leading manufacturers and artisans around the world, Arhaus offers an exclusive assortment of heirloom quality products that are sustainably sourced, lovingly made, and built to last. With 81 showroom and design center locations across the United States, a team of interior designers providing complimentary in-home design services, and robust online and eCommerce capabilities, Arhaus is known for innovative design, responsible sourcing, and client-first service. For more information, please visit www.arhaus.com.

Investor Contact:

Wendy Watson
SVP, Investor Relations
(440) 439-7700 x3409
invest@arhaus.com

Non-GAAP Financial Measures

In addition to the results provided in accordance with GAAP, this press release and related tables include adjusted EBITDA, adjusted EBITDA as a percentage of net revenue and adjusted net income, which present operating results on an adjusted basis.

We use non-GAAP measures to help assess the performance of our business, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe that providing these non-GAAP financial measures is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of non-recurring items. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding GAAP measures. Please refer to the reconciliations of adjusted EBITDA and adjusted net income to the most directly comparable financial measures prepared in accordance with GAAP below.

Forward-Looking Statements

Certain statements contained herein, including statements under the headings “Full Year 2023 Outlook Highlights” and “Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Past performance is not a guarantee of future results or returns and no representation or warranty is made regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to manage and maintain the growth rate of our business; our ability to obtain quality merchandise in sufficient quantities; disruption in our receiving and distribution system, including delays in the integration of our new distribution centers and the possibility that we may not realize the anticipated benefits of multiple distribution centers; the possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures; loss, corruption and misappropriation of data and information relating to clients and employees; changes in and compliance with applicable data privacy rules and regulations; risks as a result of constraints in our supply chain; a failure of our vendors to meet our quality standards; declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue; our ability to anticipate changes in consumer preferences; risks related to maintaining and increasing showroom traffic and sales; our ability to compete in our market; our ability to adequately protect our intellectual property; compliance with applicable governmental regulations; effectively managing our eCommerce business and digital marketing efforts; our reliance on third-party transportation carriers and risks associated with increased freight and transportation costs; the COVID-19 pandemic and its effect on our business; and compliance with SEC rules and regulations as a public reporting company. These factors should not be construed as exhaustive. Furthermore, the potential impact of the COVID-19 pandemic on our business operations and financial results and on the world economy as a whole may heighten the risks and uncertainties that affect our forward-looking statements described above. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Arhaus, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and per share data)
December 31, 2022 and 2021

	2022	2021
Assets
Current assets
Cash and cash equivalents	$145,181	$123,777
Restricted cash equivalents	7,346	7,131
Accounts receivable, net	1,734	228
Merchandise inventory, net	286,419	208,343
Prepaid and other current assets	37,371	28,517
Total current assets	478,051	367,996
Operating right-of-use assets	252,055	—
Financing right-of-use assets	38,522	—
Property, furniture and equipment, net	135,066	179,631
Deferred tax asset	16,841	27,684
Goodwill	10,961	10,961
Other noncurrent assets	296	278
Total assets	$931,792	$586,550

Liabilities and stockholders’ / members' equity (deficit)
Current liabilities
Accounts payable	$62,636	$51,429
Accrued taxes	12,256	7,302
Accrued wages	20,860	16,524
Accrued other expenses	35,169	61,047
Client deposits	202,587	264,929
Current portion of operating lease liabilities	39,744	—
Current portion of financing lease liabilities	531	—
Total current liabilities	373,783	401,231
Operating lease liabilities, long-term	289,871	—
Financing lease liabilities, long-term	51,835	—
Capital lease obligation	—	50,525
Deferred rent and lease incentives	2,272	63,037
Other long-term liabilities	4,336	1,992
Total liabilities	$722,097	$516,785

Commitments and contingencies

Stockholders' equity
Class A shares, par value $0.001 per share (600,000,000 shares authorized, 51,437,348 shares issued and outstanding as of December 31, 2022, 50,427,390 shares issued and outstanding as of December 31, 2021)	$51	$50
Class B shares, par value $0.001 par value per share (100,000,000 shares authorized, 87,115,600 shares issued and outstanding as of December 31, 2022, 86,519,002 shares issued and outstanding as of December 31, 2021)	87	87
Retained Earnings (Accumulated Deficit)	20,053	(116,581)
Additional Paid-in Capital	189,504	186,209
Total Arhaus, Inc. stockholders' equity	209,695	69,765
Total liabilities and stockholders' equity	$931,792	$586,550

Arhaus, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
Years ended December 31, 2022 and 2021

	2022	2021
Net revenue	$1,228,928	$796,922
Cost of goods sold	703,869	466,989
Gross margin	525,059	329,933
Selling, general and administrative expenses	340,388	296,117
Loss on disposal of assets	—	466
Income from operations	184,671	33,350
Interest expense, net	3,387	5,432
Loss on extinguishment of debt	—	1,450
Other income	(1,294)	(320)
Income before taxes	182,578	26,788
Income tax expense (benefit)	45,944	(10,144)
Net and comprehensive income	$136,634	$36,932
Less: Net income attributable to noncontrolling interest	—	15,815
Net and comprehensive income attributable to Company	136,634	21,117
Net and comprehensive income attributable to Arhaus, Inc.	$136,634	$21,117
Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	138,094,180	116,013,492
Net and comprehensive income per share, basic	$0.99	$0.18
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	139,605,550	119,521,442
Net and comprehensive income per share, diluted	$0.98	$0.18

Arhaus, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)
Years Ended December 31, 2022 and 2021

	2022	2021
Cash flows from operating activities
Net income	$136,634	36,932
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	24,901	23,922
Amortization of operating lease right-of-use asset	29,052	—
Amortization of deferred financing fees and interest on finance/capital lease in excess of principal paid	12,649	1,734
Loss on extinguishment of debt	—	1,450
Equity based compensation	4,288	6,383
Deferred tax assets	9,771	(10,216)
Derivative expense associated with Term Loan exit fee	—	44,544
Loss on disposal of property, furniture and equipment	—	466
Amortization and write-off of lease incentives	(304)	(6,112)
Changes in operating assets and liabilities
Accounts receivable	(1,506)	372
Merchandise inventory	(78,076)	(100,321)
Prepaid and other current assets	(9,252)	(3,333)
Other noncurrent assets	(77)	(288)
Other noncurrent liabilities	638	493
Accounts payable	14,014	17,595
Accrued expenses	27,746	17,302
Operating lease liabilities	(33,682)	—
Deferred rent and lease incentives	—	4,518
Client deposits	(62,342)	110,802
Net cash provided by operating activities	74,454	146,243
Cash flows from investing activities
Purchases of property, furniture and equipment	(52,658)	(47,870)
Net cash used in investing activities	(52,658)	(47,870)
Cash flows from financing activities
Payments on fees associated with early extinguishment of debt	—	(609)
Repayments of related party notes	—	(1,000)
Proceeds from related party notes	—	1,000
Payments of debt issuance costs	—	(288)
Principal payments under capital leases	—	(107)
Principal payments under finance leases	(177)	—
Payment of Term Loan exit fee derivative	—	(64,139)
Payments of pre-IPO dividend to noncontrolling interests of Arhaus, LLC	—	(50,659)

	2022	2021
Shareholder distributions	—	(61,915)
Proceeds from capital contribution	—	2,764
Proceeds from issuance of Class A common stock sold in IPO, net of underwriting costs	—	157,258
Payments of offering costs	—	(5,907)
Distributions to noncontrolling interest holders	—	(7,865)
Net cash used in financing activities	(177)	(31,467)
Net increase in cash, cash equivalents and restricted cash equivalents	21,619	66,906
Cash, cash equivalents and restricted cash equivalents
Beginning of year	130,908	64,002
End of year	$152,527	$130,908

Supplemental disclosure of cash flow information
Interest paid in cash	$5,155	$5,121
Interest received in cash	1,373	—
Income taxes paid in cash	34,943	1,403
Noncash operating activities:
Lease incentives	4,312	5,352
Noncash investing activities:
Purchase of property, furniture and equipment in accounts payable	3,160	5,968
Noncash financing activities:
Conversion of units of Arhaus, LLC to shares of Arhaus, Inc.	—	124
Contribution of deferred tax asset from wholly owned subsidiary	—	17,436
Capital contribution from CEO related to long-tenured employee award	—	4,551
Capital contribution from CEO for deferred compensation plan	—	3,872
Adjustment to deferred tax asset impact of Reorganization from partnership to a corporation	(1,072)	—
Derecognition of build-to-suit assets as a result of ASC 842 adoption	(31,017)	—
Property, furniture and equipment additions due to build-to-suit lease transactions	—	31,017
Capital contributions	80	—
Capital lease obligation	—	2,591

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
(In thousands)
Years ended December 31, 2022 and 2021

	2022	2021
Net income	$136,634	$36,932
Adjustments (pre-tax):
Loss on extinguishment of debt	—	1,450
Derivative expense(1)	—	44,544
Other expenses(2)	7,382	11,609
Total non-GAAP adjustments pre-tax	7,382	57,603
Less: Change in tax status (3)	—	9,137
Less: Tax effect of adjustments(4)	1,912	2,118
Adjusted net income	$142,104	$83,280

Adjusted net income per share, basic
Weighted-average number of common shares outstanding, basic	138,094,180	116,013,492
Adjusted net income per share, basic	$1.03	$0.72
Adjusted net income per share, diluted
Weighted-average number of common shares outstanding, diluted	139,605,550	119,521,442
Adjusted net income per share, diluted	$1.02	$0.70

(1) We repaid a term loan from a prior credit facility (“Term Loan”) in full on December 28, 2020. The derivative expense relates to the change in the fair value of the exit fee at the end of each reporting period. The Company used a portion of the net proceeds from the IPO to pay the derivative liability on November 8, 2021.

(2) Other expenses represent costs and investments not indicative of ongoing business performance, such as third-party consulting costs, one-time project start-up costs, one-time costs related to the Reorganization and IPO, severance, signing bonuses, recruiting and project-based strategic initiatives. For the year ended December 31, 2022, these other expenses consisted largely of $5.0 million of costs related to the opening and set-up of our Dallas distribution center and $1.6 million severance, signing bonuses and recruiting costs. For the year ended December 31, 2021, these other expenses consisted primarily of $9.7 million of costs related to the Reorganization and IPO and $2.1 million of severance, signing bonuses and recruiting costs.

(3) Reflects income tax benefit related to the change in tax status of a subsidiary as a result of the Reorganization.

(4) The Company applied its normalized tax rate of 25.9% and 14.5% on adjustments recognized after the Company’s change in tax status for the years ended December 31, 2022 and December 31, 2021, respectively.

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
(Dollars in thousands)
Years Ended December 31, 2022 and 2021

	2022	2021
Net income	$136,634	$36,932
Interest expense, net	3,387	5,432
Income tax expense (benefit)	45,944	(10,144)
Depreciation and amortization	24,901	23,922
EBITDA	210,866	56,142
Equity based compensation(1)	4,288	9,147
Loss on extinguishment of debt	—	1,450
Derivative expense(2)	—	44,544
Other expenses(3)	7,382	11,609
Adjusted EBITDA	$222,536	$122,892

Net revenue	$1,228,928	$796,922
Net income as a % of net revenue	11.1%	4.6%
Adjusted EBITDA as a % of net revenue	18.1%	15.4%

(1) Equity based compensation represents compensation expense for equity awards provided to employees and compensation expense related to John Reed’s one-time transfer of Class A Common stock to certain long-tenured employees in 2021.

(2) We repaid a term loan from a prior credit facility (“Term Loan”) in full on December 28, 2020. The derivative expense relates to the change in the fair value of the exit fee at the end of each reporting period.

(3) Other expenses represent costs and investments not indicative of ongoing business performance, such as third-party consulting costs, one-time project start-up costs, one-time costs related to the Reorganization and IPO, severance, signing bonuses, recruiting and project-based strategic initiatives. For the year ended December 31, 2022, these other expenses consisted largely of $5.0 million of costs related to the opening and set-up of our Dallas distribution center and $1.6 million of severance, signing bonuses and recruiting costs. For the year ended December 31, 2021, these other expenses consisted primarily of $9.7 million of costs related to the Reorganization and IPO and $2.1 million of severance, signing bonuses and recruiting costs.

Arhaus, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
Three Months Ended December 31, 2022 and 2021

	2022	2021
Net revenue	$356,333	$238,232
Cost of goods sold	198,308	141,279
Gross margin	158,025	96,953
Selling, general and administrative expenses	93,621	99,674
Loss on disposal of assets	—	—
Income from operations	64,404	(2,721)
Interest expense, net	20	1,341
Loss on extinguishment of debt	—	1,450
Other income	(710)	(320)
Income before taxes	65,094	(5,192)
Income tax expense (benefit)	18,093	(11,848)
Net and comprehensive income	$47,001	$6,656
Less: Net income (loss) attributable to noncontrolling interest	—	(1,684)
Net and comprehensive income (loss) attributable to Company	47,001	8,340
Net and comprehensive income (loss) attributable to Arhaus, Inc.	$47,001	$8,340
Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	138,552,948	127,748,782
Net and comprehensive income per share, basic	$0.34	$0.07
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	139,782,193	127,748,782
Net and comprehensive income per share, diluted	$0.34	$0.07

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
(In thousands)
Three Months Ended December 31, 2022 and 2021

	2022	2021
Net income	$47,001	$6,656
Adjustments (pre-tax):
Loss on extinguishment of debt	—	1,450
Derivative expense(1)	—	14,639
Other expenses(2)	815	5,803
Total non-GAAP adjustments pre-tax	815	21,892
Less: Change in tax status(3)	—	9,137
Less: Tax effect of adjustments(4)	213	2,118
Adjusted net income	$47,603	$17,293

Adjusted net income per share, basic
Weighted-average number of common shares outstanding, basic	138,552,948	127,748,782
Adjusted net income per share, basic	$0.34	$0.14
Adjusted net income per share, diluted
Weighted-average number of common shares outstanding, diluted	139,782,193	127,748,782
Adjusted net income per share, diluted	$1.02	$0.14

(1) We repaid a term loan from a prior credit facility (“Term Loan”) in full on December 28, 2020. The derivative expense relates to the change in the fair value of the exit fee at the end of each reporting period. The Company used a portion of the net proceeds from the IPO to pay the derivative liability on November 8, 2021.

(2) Other expenses represent costs and investments not indicative of ongoing business performance, such as third-party consulting costs, one-time project start-up costs, one-time costs related to the Reorganization and IPO, severance, signing bonuses, recruiting and project-based strategic initiatives. For the three months ended December 31, 2022, these other expenses consisted largely of $0.4 million of costs related to the opening and set-up of our Dallas distribution center and $0.4 million severance, signing bonuses and recruiting costs. For the three months ended December 31, 2021, these other expenses consisted primarily of $4.7 million of costs related to the Reorganization and IPO and $0.6 million of severance, signing bonuses and recruiting costs.

(3) Reflects income tax benefit related to the change in tax status of a subsidiary as a result of the Reorganization.

(4) The Company applied its normalized tax rate of 26.2% and 14.5% on adjustments recognized after the Company’s change in tax status for the three months ended December 31, 2022 and December 31, 2021, respectively.

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
(Dollars in thousands)
Three Months Ended December 31, 2022 and 2021

	2022	2021
Net income	$47,001	$6,656
Interest expense, net	20	1,341
Income tax expense (benefit)	18,093	(11,848)
Depreciation and amortization	6,582	6,716
EBITDA	71,696	2,865
Equity based compensation(1)	1,674	8,012
Loss on extinguishment of debt	—	1,450
Derivative expense(2)	—	14,639
Other expenses(3)	815	5,803
Adjusted EBITDA	$74,185	$32,769

Net revenue	$356,333	$238,232
Net income as a % of net revenue	13.2%	2.8%
Adjusted EBITDA as a % of net revenue	20.8%	13.8%

(1) Share based compensation represents compensation expense for equity awards provided to employees and compensation expense related to John Reed’s one-time transfer of Class A Common stock to certain long-tenured employees.

(2) We repaid a term loan from a prior credit facility (“Term Loan”) in full on December 28, 2020. The derivative expense relates to the change in the fair value of the exit fee at the end of each reporting period. The Company used a portion of the net proceeds from the IPO to pay the derivative liability on November 8, 2021.

(3) Other expenses represent costs and investments not indicative of ongoing business performance, such as third-party consulting costs, one-time project start-up costs, one-time costs related to the Reorganization and IPO, severance, signing bonuses, recruiting and project-based strategic initiatives. For the three months ended December 31, 2022, these other expenses consisted largely of $0.4 million of costs related to the opening and set-up of our Dallas distribution center and $0.4 million severance, signing bonuses and recruiting costs. For the three months ended December 31, 2021, these other expenses consisted primarily of $4.7 million of costs related to the Reorganization and IPO and $0.6 million of severance, signing bonuses and recruiting costs.